Exhibit 99.1

KAMAN CORPORATION TO TRANSFER LISTING TO NYSE

— 200th company to transfer to NYSE since 2000 —

BLOOMFIELD, Connecticut (January 27, 2012) – (NASDAQ-GS:KAMN) Kaman Corporation, a leader in the aerospace and industrial distribution markets, announced today that it is transferring the listing of its common stock to the New York Stock Exchange (NYSE) from the NASDAQ Global Select Market (NASDAQ). The Company expects to begin trading on the NYSE on February 7, 2012 under its current ticker symbol “KAMN.” The Company expects to continue to trade on NASDAQ until the transfer is complete.

“The NYSE is home to many of the world’s finest companies, including most of our customers, suppliers and peers, and we are proud to be taking our place among them,” commented William Denninger, Senior Vice President and Chief Financial Officer. “We continue to focus on creating shareholder value and believe the NYSE is the right partner in those efforts.”

“We are pleased to welcome Kaman to the NYSE issuer community,” said Scott Cutler EVP and Head of Listings, Americas, NYSE Euronext. “Kaman is a company with a storied history built on innovation and entrepreneurship over more than sixty-five years, and now it becomes the 200th company to transfer to the NYSE from NASDAQ since 2000. We look forward to being a valued partner in the Company’s future growth by providing the highest quality markets and services.”

In celebration of the transfer, representatives of Kaman will ring the NYSE Opening Bell at 9:30 a.m. ET on April 5, 2012.

About Kaman Corporation

Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets. The company produces and/or markets widely used proprietary aircraft bearings and components; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; aerostructure engineering design analysis and FAA certification services; safe and arm solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; and support for the company’s SH-2G Super Seasprite maritime helicopters and K-MAX medium-to-heavy lift helicopters. The company is a leading distributor of industrial parts, and operates more than 200 customer service centers and five distribution centers across North America. Kaman offers more than four million items including bearings, mechanical power transmission, electrical, material handling, motion control, fluid power, automation and MRO supplies to customers in virtually every industry. Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

Cautionary Statement on Risks Associated with Kaman Corporation (“Kaman”) Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. Neither Kaman nor any other person undertakes any obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements for many reasons, including the risks faced by Kaman described in documents filed with the Securities and Exchange Commission (“SEC”) from time to time. Kaman’s SEC filings can be accessed through the Investor Relations section of our website, www.kaman.com, or through the SEC’s EDGAR Database at www.sec.gov (Kaman has EDGAR CIK No. 0000054381).

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Contact:

Eric Remington

VP, Investor Relations

(860) 243-6334

eric.remington@kaman.com